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News Release

For Release:	FOR IMMEDIATE RELEASE

Contact:	Investors and Analysts:	Kelley MacDonald	Media:	Hannah Grove
		+1 617/664-2888		+1 617/664-3377

State Street Provides Update on Integration of Global Securities Services
Business on Six-Month Anniversary of Closing of the Acquisition
Company Remains on Track to Retain 90% of Client Revenue

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            Boston, Mass. – July 31, 2003 -- State Street Corporation (NYSE: STT), the world's leading specialist in meeting the needs of institutional investors, reported today that six months after it acquired Deutsche Bank’s Global Securities Services business (GSS), its integration is on schedule and the company expects to meet its goal of retaining 90% of the revenue available from former Deutsche clients.

            Ronald E. Logue, State Street’s president and COO, said, “State Street has made great progress in bringing our new GSS clients on board. These clients have been extremely satisfied with the ease of the transition process and have responded very favorably to State Street becoming their new investment services partner.”

            State Street anticipates that the full integration will be completed on schedule by the middle of 2004. By the beginning of August, State Street will have completed over 375 client conversions. In addition to Deutsche Asset Management, State Street is transitioning a broad range of clients to its systems, including Anheuser-Busch, Frank Russell, Johns Hopkins University and PacifiCorp.

            “With our operational and financial objectives well on the way to being met, we are confident that our long-term goals of broadening our global client base, establishing a leadership position in the strategically important European marketplace, gaining considerable economies of scale, and expanding the range of our product and services offerings are being met, “ said Logue.

            On July 15th, the company reported that, based on the second-quarter 2003 operations, the businesses acquired, excluding out-of-scope revenue and expenses, are generating approximately $580 million of annualized revenue and about $532 million of annualized expenses. These results do not include revenue and expenses associated with the GSS business in Italy, which closed this month, and Austria.

            Logue concluded, “As we expected a few GSS clients have chosen to consolidate their servicing with other providers, such as several of the Federal Home Loan Banks in the United States representing approximately $170 billion in assets. As of today, approximately 5% of total client revenue is planning to transition to other providers – an increase of about 1% since the last update we provided in June. Successfully managing complex integrations while continuing to win new business and maintaining excellent service for existing clients is a tribute to a great team of professionals around the world who keep State Street at the forefront of the industry. We intend to continue to draw on our extensive experience and deep bench of talent to benefit our clients and deliver superior value to our stockholders.”

            State Street Corporation (NYSE: STT) is the world's leading specialist in providing sophisticated global investors with investment servicing, investment management, research & analytics and trading services. With $8.5 trillion in assets under custody and $901 billion in assets under management, State Street operates in 22 countries and over 100 markets worldwide. For more information, visit State Street's web site at www.statestreet.com

            This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment. Those statements are based on current expectations and involve a number of risks and uncertainties, including those related to the pace at which State Street adds new clients or at which existing clients use additional services, the value of global and regional financial markets, the pace of cross-border investment activity, changes in interest rates, the pace of worldwide economic growth and rates of inflation, the extent of volatility in currency markets, consolidations among clients and competitors, State Street’s business mix, the dynamics of markets State Street serves, and State Street’s success at integrating and converting acquisitions into its business. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2002 annual report and subsequent SEC filings. State Street encourages investors to read the corporation's annual report, particularly the section on factors that may affect financial results, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, July 31, 2003, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

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